As filed with the Securities and Exchange Commission on December 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Triumph Financial, Inc.

(Exact name of registrant as specified in its charter)

Texas	20-0477066
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12700 Park Central Drive, Suite 1700

Dallas, Texas 75251

(214) 365-6900

(Address of principal executive offices) (Zip Code)

Triumph Financial, Inc. 2014 Omnibus Incentive Plan, as amended

(Full title of the Plan)

Aaron P. Graft

President and Chief Executive Officer

12700 Park Central Drive, Suite 1700

Dallas, Texas 75251

(Name and address of agent for service)

(214) 365-6900

(Telephone number, including area code, of agent for service)

Copies to:

Mark F. Veblen, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Telephone: (212) 403-1000

Facsimile: (212) 403-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The purpose of this Form S-8 Registration Statement is to register an aggregate of 450,000 shares of Triumph Financial, Inc. (“we,” “our,” “us” or the “Company”) Common Stock, par value $0.01 per share (the “Common Stock”), that may be offered pursuant to the Triumph Financial, Inc. 2014 Omnibus Incentive Plan, as amended (the “2014 Omnibus Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Commission by the Company are incorporated in this Registration Statement by reference:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 15, 2023;

2.

The portions of the Company’s definitive proxy statement on Schedule 14A, filed on March  15, 2023, in connection with the Company’s 2023 annual meeting of shareholders that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

3.

The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, as filed on April  25, 2023, July  20, 2023 and October 19, 2023, respectively;

4.	The Company’s Current Reports on Form 8-K filed on January 23, 2023, February 2, 2023, February 28, 2023, April 25, 2023 (film no. 23845082), May 31, 2023, August 31, 2023 and November 30, 2023; and

5.

The description of the Common Stock, set forth in the Company’s Registration Statement on Form 8-A filed November 4, 2014 (File No. 001-36722) and any amendments, reports or other filings filed with the Commission for the purpose of updating that description.

To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

The legality of the securities offered pursuant to this Registration Statement has been passed on by Adam D. Nelson, Executive Vice President and General Counsel of the Company. Mr. Nelson is a shareholder of the Company, holds awards previously granted under the 2014 Omnibus Plan, and is eligible to receive future awards under the 2014 Omnibus Plan.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company’s Second Amended and Restated Bylaws (the “Bylaws”), provides that, to the fullest extent and under the circumstances permitted by Texas law, (i) we must indemnify and advance expenses to any present or former director, officer or delegate and (ii) we may purchase and maintain insurance on behalf of our directors, officers or delegates; provided, that we will have no obligation to indemnify any present or former director, officer, or delegate with respect to any proceeding in which (i) such person was, is, or is threatened to be made a named defendant or respondent, (ii) the Company is a claimant and (iii) a majority of the board of directors authorizes the Company to act in the capacity of a claimant with respect to such person.

The Company has entered into indemnification agreements with its directors and certain of its officers (each an “indemnitee”) pursuant to which they are indemnified as described above and will be advanced costs and expenses subject to the condition that an indemnitee shall reimburse the indemnitor for all the amounts paid if a final judicial determination is made that the indemnitee is not entitled to be so indemnified under applicable law. The Company also maintains directors’ and officers’ liability insurance providing indemnification for its directors and officers for some liabilities. The Company believes that the provisions in the indemnification agreements and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated herein by reference.

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Formation (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on November 13, 2014)

4.2	Certificate of Amendment to Second Amended and Restated Certificate of Formation of Triumph Bancorp, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 10, 2018)

4.3	Statement of Designation of 7.125% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock, dated June 17, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 19, 2020)

4.4	Second Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 13, 2014)

4.5	Amendment No. 1 to Second Amended and Restated Bylaws of Triumph Bancorp, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report Form 8-K filed with the SEC on May 10, 2018)

4.6	Triumph Bancorp, Inc. 2014 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.10 to the Company’s Amendment No. 1 to Form S-1 Registration Statement (Registration No. 333-198838) filed on October 17, 2014)

4.7	First Amendment to the Triumph Bancorp, Inc. 2014 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2019)

4.8	Second Amendment to the Triumph Bancorp, Inc. 2014 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 27, 2021)

4.9	Third Amendment to the Triumph Financial, Inc. 2014 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 25, 2023)

5.1	Opinion of Adam D. Nelson, Esq., Executive Vice President and General Counsel*

23.1	Consent of Crowe LLP*

23.2	Consent of Adam D. Nelson (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)

107.1	Filing Fee Table*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas on December 15, 2023.

Triumph Financial, Inc.
(Registrant)

By:	/s/ Aaron P. Graft
Name:	Aaron P. Graft
Title:	President and Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Aaron P. Graft, W. Bradley Voss and Adam D. Nelson, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute for him and in his name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this registration statement and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, as the attorney-in-fact and to file the same, with all exhibits thereto and any other documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to its registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Aaron P. Graft Aaron P. Graft	President and Chief Executive Officer (Principal Executive Officer)	December 15, 2023

/s/ W. Bradley Voss W. Bradley Voss	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	December 15, 2023

/s/ Carlos M. Sepulveda, Jr. Carlos M. Sepulveda, Jr.	Director and Chairman	December 15, 2023

/s/ Charles A. Anderson Charles A. Anderson	Director	December 15, 2023

/s/ Harrison B. Barnes Harrison B. Barnes	Director	December 15, 2023

/s/ Debra Bradford Debra Bradford	Director	December 15, 2023

/s/ Richard Davis Richard Davis	Director	December 15, 2023

Signature	Title	Date

/s/ Davis Deadman Davis Deadman	Director	December 15, 2023

/s/ Laura Easley Laura Easley	Director	December 15, 2023

/s/ Maribess L. Miller Maribess L. Miller	Director	December 15, 2023

/s/ Michael P. Rafferty Michael P. Rafferty	Director	December 15, 2023

/s/ C. Todd Sparks C. Todd Sparks	Director	December 15, 2023